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                                                                   EXHIBIT 10.35

                    FIRST AMENDMENT TO STOCK PURCHASE WARRANT

         This First Amendment to Stock Purchase Warrant is entered into as of this 19th day of December, 2002, by and between uDate.com, Inc., a Delaware corporation (the "Company"), and Morrison & Foerster LLP (the "Holder").

                                   WITNESSETH

         WHEREAS, the Company issued the Stock Purchase Warrant to the Holder on November 9, 2000 (the "Original Warrant");

         WHEREAS, on the date hereof, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with USA Interactive and Geffen Acquisition Sub Inc., and, for purposes of Section 7.8 and Articles X and XI thereof, Terrence Lee Zehrer and Atlas Trust Company, as trustee of the Internet Investments Inc. Employee Shares Trust; and

         WHEREAS, the Company and the Holder desire to amend the Original Warrant to provide for the Warrant to convert into the right to receive shares of Parent Common Stock (as defined in the Merger Agreement) upon the Effective Time (as defined in the Merger Agreement).

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       Amendment of Original Warrant.

                  (a) The first sentence of Section 1.3(b) is hereby deleted in its entirety and the following is inserted in lieu therof:

         "Payment of the aggregate Warrant Price may be made (i) in cash or by cashier's or bank check, (ii) if Stock is at the time traded on a national securities exchange or the NASDAQ National Market, by making a Cashless Exercise (as defined herein), or (iii) at the Effective Time, the holder of this Warrant shall be entitled to receive a number of shares of Parent Common Stock equal to the remainder of (A) (I) the Share Exchange Ratio multiplied by (II) the aggregate number of Shares underlying this Warrant minus (B) (I) the aggregate exercise price of this Warrant divided by (II) the Signing Price, with a cash payment in lieu of any fractional Share. The capitalized terms in clause (iii) of the preceding sentence shall have the meanings ascribed to them in the Agreement and Plan of Merger, dated as of December 19, 2002, among USA Interactive, Geffen Acquisition Sub Inc. and uDate.com, Inc., and, for purposes of Section 7.8 and Articles X and XI thereof, Terrence Lee Zehrer and Atlas Trust Company, as trustee of the Internet Investments Inc. Employee Shares Trust. Notwithstanding any other provision of this Warrant, this Warrant shall terminate immediately upon the conversion of this Warrant into the right to receive shares of Parent Common Stock pursuant to clause (iii) of the first sentence of this Section 1.3(b)."


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                  (b) The form of election to exercise attached as Exhibit A to the Original Warrant is hereby deleted in its entirety and the form of election to exercise attached as Exhibit A hereto is inserted in lieu thereof.

         2. Amendment Only. As amended hereby, the Original Warrant is hereby confirmed to be in full force and effect.

         3. Counterparts. This First Amendment to Stock Purchase Warrant may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

         6. Entire Agreement; Amendment. This First Amendment to Stock Purchase Warrant constitutes the entire agreement of the parties hereto pertaining to the subject matter hereof. This First Amendment to Stock Purchase Warrant shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

         7. Governing Law; Consent to Jurisdiction. This First Amendment to Stock Purchase Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware. Each of the parties to this First Amendment to Stock Purchase Warrant (i) consents to submit itself to the personal jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this First Amendment to Stock Purchase Warrant, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees not to bring any action or proceeding arising out of or relating to this First Amendment to Stock Purchase Warrant in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of the other party with respect thereto.


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         IN WITNESS WHEREOF, the parties have duly executed this First Amendment to Stock Purchase Warrant as of the date first above written.

UDATE.COM, INC.


                                     By:       /s/ Martin Clifford
                                               ---------------------------------
                                               Name:  Martin Clifford
                                               Title:    Chief Operating Officer


                                     MORRISON & FOERSTER LLP


                                     By:       /s/ WP Twomey
                                               ---------------------------------
                                               Name:   William P Twomey
                                               Title:    Chief Financial Officer



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                                    Exhibit A

To:      UDATE.COM, INC.

                              ELECTION TO EXERCISE

         (check applicable box):

           [ ] The undersigned hereby exercises its right to subscribe for and purchase from UDATE.COM, INC., fully paid, validly issued and nonassessable shares of Stock covered by the within Warrant and tenders payment herewith in the amount of $__________________ in accordance with the terms thereof; or

           [ ] The undersigned hereby elects to receive shares of Parent Common Stock at the Effective Time pursuant to clause (iii) of the first sentence of
Section 1.3(b) of the within Warrant.

         The undersigned requests that certificates for such shares be issued in the name of, and delivered to:

                  Morrison & Foerster LLP
                  345 California Street
                  San Francisco, CA  94109-2675
                  Attn:  WP Twomey

                                    [Holder]


                                     By:
                                              ----------------------------------
                                              Name:  William P Twomey
                                              Title:     Chief Financial Officer


                                     Date:
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